Exhibit 10.1
SPIRIT AIRLINES, INC.
2015 INCENTIVE AWARD PLAN
RESTRICTED STOCK UNIT AWARD GRANT NOTICE AND
RESTRICTED STOCK UNIT AWARD AGREEMENT
Spirit Airlines, Inc., a Delaware corporation (the “Company”), pursuant to its 2015 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (“Participant”) an award of restricted stock units (“Restricted Stock Units” or “RSUs”). Each Restricted Stock Unit represents the right to receive one share of Common Stock upon vesting of such Restricted Stock Unit. This award of Restricted Stock Units is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms not specifically defined in this Restricted Stock Unit Award Grant Notice (the “Grant Notice”) and the Agreement shall have the meanings specified in the Plan.

Participant’s Name:	<first_name> <last_name>
Grant Date:	<award_date>
Total Number of RSUs:	<shares_awarded>
Vesting Commencement Date:	<Vest_Start_Date>
Vesting Schedule:	<vesting_schedule>
By acknowledging and accepting this Grant Notice via the Company’s equity administration online portal, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, and fully understands all provisions of the Agreement, the Plan and this Grant Notice. Further, by accepting this Grant Notice, Participant agrees that Participant (i) has read, fully understands and agrees to abide by the terms of the Company’s Insider Trading Policy, as amended from time to time, (ii) has read, fully understands and agrees to be bound by any clawback policy adopted or otherwise maintained by the Company that is applicable to Participant, as the same may be amended from time to time, and (iii) has read and fully understands the Plan Prospectus and Prospectus Supplement, if applicable, in each case, copies of which have been provided to Participant.
In addition, by accepting this Grant Notice, Participant agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 2.6 of the Agreement by (i) withholding shares of Common Stock otherwise issuable to Participant upon vesting of the RSUs, (ii) instructing a broker on Participant’s behalf to sell shares of Common Stock otherwise issuable to Participant upon vesting of the RSUs and submit the proceeds of such sale to the Company, or (iii) using any other method permitted by the Plan or Section 2.6 of the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under or with respect to the Agreement, the Plan, this Grant Notice or the RSUs.
A-1
1009809082v4

SPIRIT AIRLINES, INC.:	PARTICIPANT:
By:	By: [to be acknowledged and accepted via the Company’s equity administration online portal]
Name : Thomas C. Canfield Title : SVP, General Counsel and Secretary	Name : <first_name> <last_name>

A-2
1009809082v4

EXHIBIT A

TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (this “Agreement”) is attached, Spirit Airlines, Inc., a Delaware corporation (the “Company”), has granted to Participant an award of restricted stock units (“Restricted Stock Units” or “RSUs”) under the Company’s 2015 Incentive Award Plan, as amended from time to time (the “Plan”).
ARTICLE I
GENERAL
1.1Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
1.2General. Each Restricted Stock Unit shall constitute a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Company’s Common Stock (each, a “Share”) (subject to adjustment as provided in Section 14.2 of the Plan) solely for purposes of the Plan and this Agreement. The Restricted Stock Units shall be used solely as a device for the determination of the payment to eventually be made to Participant if such Restricted Stock Units vest pursuant to Section 2.3 hereof. The Restricted Stock Units shall not be treated as property or as a trust fund of any kind.
1.3Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II

GRANT OF RESTRICTED STOCK UNITS
2.1    Grant of RSUs. In consideration of Participant’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice, the Company grants to Participant an award of RSUs as set forth in the Grant Notice, upon the terms and conditions set forth in the Plan, this Agreement and the Grant Notice.
2.2    Company’s Obligation to Pay. Each RSU has a value equal to the Fair Market Value of a Share on the date it becomes vested. Subject to the terms of this Agreement and the Plan, each RSU, to the extent it is earned and becomes vested, represents the right to receive one Share upon payment. Unless and until the RSUs will have vested in the manner set forth in this Article II, Participant will have no right to payment with respect to any of the RSUs. Prior to actual payment of any vested RSUs, such RSUs will represent an unfunded and unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
1009809082v4

2.3    Vesting Schedule. Subject to Section 2.4 hereof, the RSUs will vest and become nonforfeitable with respect to the applicable portion thereof according to the vesting schedule set forth on the Grant Notice to which this Agreement is attached, subject to Participant’s continued employment in active service through such applicable vesting dates. Unless otherwise determined by the Administrator, partial employment, even if substantial, during any vesting period will not entitle Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a Termination of Service, except as provided in Section 2.4 below or under the Plan.
2.4    Death, Permanent Disability and Change-in-Control Treatment.
(a)    In the event the successor corporation in a Change in Control fails to assume or substitute the RSUs in accordance with Section 14.2(d) of the Plan, the RSUs will automatically vest in full as of immediately prior to the consummation of such Change in Control, and the Shares underlying such RSUs shall be issued to Participant as of immediately prior to (and subject to the consummation of) such Change in Control.
(b)    In the event (i) Participant incurs a Termination of Service by reason of the Company’s termination of Participant’s employment other than for Cause (as defined below) or by reason of Participant’s resignation for Good Reason (as defined below) and (ii) such Termination of Service is effective on or after the execution of a definitive agreement that contemplates a transaction that, if consummated, would constitute a Change in Control (the “Transaction Agreement”), but before the effective date of such Change in Control, then any then-unvested RSUs shall remain outstanding and shall automatically vest in full upon the effective date of such Change in Control; provided, that if such Transaction Agreement is terminated in accordance with its terms or a Change in Control does not otherwise occur as a result of the transaction contemplated by the Transaction Agreement, as determined by the Administrator in its sole discretion, then such RSUs will thereupon be automatically forfeited, terminated and cancelled as of the date of termination of the Transaction Agreement or other determination date, without payment of any consideration therefor, and Participant, or Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder in respect of the RSUs.
(c)    In the event (i) Participant incurs a Termination of Service by reason of the Company’s termination of Participant’s employment other than for Cause (as defined below) or by reason of Participant’s resignation for Good Reason (as defined below) and (ii) such Termination of Service is effective during the period beginning on the effective date of a Change in Control and ending on the twelve (12) month anniversary thereof, then any then-unvested RSUs will automatically vest in full as of the date of such Termination of Service, and the Shares underlying such RSUs shall be issued to Participant within sixty (60) days after such Termination of Service.
(d)    If Participant is an employee of the Company who has a Termination of Service by reason of Participant’s death or permanent disability (within the meaning of Section 22(e) of the Code), any then-unvested RSUs will automatically vest in full as of the date of such Termination of Service. The Shares underlying such RSUs shall be issued to Participant no later than sixty (60) days after the date of Participant’s death or permanent disability.
(e)    As used herein, “Cause” and Good Reason” shall have the meanings set forth below:
1009809082v4

“Cause” shall mean that Participant has: (i) refused or repeatedly failed to perform the duties assigned to him/her but only if Participant’s refusal or repeated failure to perform the duties assigned to him/her were willful and deliberate on Participant’s part or committed in bad faith or without reasonable belief that such refusal or failure was in the best interests of the Company; (ii) engaged in a willful or intentional act that has the effect of injuring the reputation or business of the Company in any material respect; (iii) continually or repeatedly been absent from the Company, unless due to an approved leave due to serious illness or disability; (iv) used illegal drugs or been impaired due to other substances; (v) been convicted of any felony; (vi) committed an act of gross misconduct, fraud, embezzlement or theft against the Company; (vii) engaged in any act of such extreme nature that the Company determines to be grounds for immediate dismissal, including, but not limited to, harassment of any nature; or (viii) violated a material Company policy as determined by the Company’s Chief Executive Officer, the Administrator and/or the Board.

“Good Reason” shall mean the occurrence of any of the following events, upon or following a Change in Control, without Participant’s express written consent: (i) the assignment to Participant of any duties which constitutes a material negative change in Participant’s position(s), duties or responsibilities with the Company immediately prior to the such change; provided, however, that the fact that Participant’s duties following a Change in Control are owed to a successor or an Affiliate of a successor (whether or not public) shall not in and of itself constitute a change in such Participant’s position(s), duties or responsibilities in any material respect; (ii) a material reduction in Participant’s base salary or bonus opportunity as in effect immediately prior to such reduction; (iii) any requirement that Participant be based more than fifty (50) miles from Participant’s principal place of employment immediately prior to the change in location of Participant’s principal place of employment; (iv) the failure of a successor to: (a) continue in effect any material employee benefit plan or compensation plan in which Participant and Participant’s eligible dependents are participating immediately prior to the Change in Control, unless Participant is permitted to participate in other plans providing Participant with substantially equivalent benefits in the aggregate, or (b) provide Participant with paid vacation in accordance with the plans, practices, programs and policies of the Company and its Affiliates in effect for Participant immediately prior to such Change in Control or as in effect generally at any time thereafter with respect to other similarly situated employees of the Company. Notwithstanding the foregoing, Participant shall not have “Good Reason” unless Participant notifies the Company in writing of Participant’s intent to resign within ninety (90) days after the initial occurrence of the event giving rise to a claim for Good Reason, the Company fails to cure the Good Reason provided by Participant in such notice within thirty (30) days after the Company’s receipt of the notice, and Participant’s resignation is effective within ninety (90) days of the Company’s failure to cure.

2.5    Forfeiture, Termination and Cancellation upon Termination of Service. Except as otherwise expressly provided in this Article II, upon Participant’s Termination of Service for any reason prior to the applicable vesting date(s), all rights with respect to any unvested RSUs awarded pursuant to
1009809082v4

this Agreement (after giving effect to any applicable accelerated vesting pursuant to Section 2.4 hereof) will thereupon be automatically forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration therefor, and Participant, or Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder.
2.6    Payment of Shares after Vesting; Withholding.
(a)    As soon as practicable following the vesting of any Restricted Stock Units pursuant to Section 2.3 or Section 2.4 hereof (but no later than 30 days after the date of such vesting), the Company shall deliver to Participant a number of Shares (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Company in its sole discretion) equal to the number of Restricted Stock Units subject to this award that vest on the applicable vesting date, unless such Restricted Stock Units terminate prior to the given vesting date pursuant to Section 2.5 hereof. Notwithstanding the foregoing, in the event Shares cannot be issued pursuant to Section 2.8(a), (b) or (c) hereof, then the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Committee or the Board, as applicable, determines that Shares can again be issued in accordance with such conditions in Sections 2.8(a), (b) and (c) hereof. Notwithstanding any discretion in the Plan, this Agreement or the Grant Notice to the contrary, upon vesting of the RSUs, Shares will be issued as set forth in this section. In no event will the RSUs be paid to Participant in the form of cash.
(b)    Notwithstanding anything to the contrary in this Agreement or the Grant Notice, the Company shall be entitled to require payment by Participant of any sums required by applicable law to be withheld with respect to the grant or vesting of the RSUs or the issuance of the Shares. Such payment shall be made in the manner determined by the Company in its sole discretion, and may be made by deduction from other compensation payable to Participant or in such other form of consideration acceptable to the Company, which may include:
(i)Cash or check;
(ii)Surrender of Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the minimum amount required to be withheld by statute; or
(iii)Other property acceptable to the Company in its sole discretion (including, without limitation, through the delivery of a notice that Participant has placed a market sell order with a broker with respect to Shares payable pursuant to the RSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of its withholding obligations; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale).
(c)    The Company shall not be obligated to deliver any new certificate representing Shares to Participant or Participant’s legal representative or enter such Shares in book entry form unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Participant resulting from the grant or vesting of the RSUs or the issuance of Shares pursuant to the RSUs.
2.7    Rights as Stockholder. The holder of the RSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, any dividend rights and voting
1009809082v4

rights, in respect of the RSUs and any Shares underlying the RSUs and deliverable hereunder unless and until such Shares shall have been actually issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14.2 of the Plan.
2.8    Conditions to Delivery of Shares. Subject to Section 11.4 of the Plan and Section 2.6(b) hereof, the Shares deliverable hereunder, or any portion thereof, may be either previously authorized but unissued shares of Common Stock or issued shares of Common Stock which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares deliverable hereunder or portion thereof prior to fulfillment of all of the following conditions:
(a)    The admission of such Shares to listing on all stock exchanges on which such Common Stock is then listed;
(b)    The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;
(c)    The obtaining of any approval or other clearance from any federal, state or local governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
(d)    The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 2.6 hereof; and
(e)    The lapse of such reasonable period of time following the vesting of any Restricted Stock Units as the Administrator may from time to time establish for reasons of administrative convenience.
2.9    Clawback.
(a)    If Participant, (i) at any time during the period commencing on the Grant Date and ending on the earlier of (x) the twelve-month anniversary of the date on which Participant incurs a Termination of Service and (y) the second anniversary of the last vesting date under this Agreement, engages in any activity in competition with the Company (including, without limitation, violating a non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement with the Company or any parent or Subsidiary thereof) as determined by the Administrator in its sole discretion, or (ii) at any time during the period commencing on the Grant Date and ending on the second anniversary of the date on which Participant incurs a Termination of Service, engages in any other activity which is inimical, contrary or harmful to the interests of the Company (including, without limitation, committing fraud or any financial or other misconduct) as determined by the Administrator in its sole discretion, then Participant must pay to the Company any proceeds, gains or other economic benefit actually or constructively received by Participant upon receipt of the RSUs or upon the resale of vested RSUs, and this Agreement and the Grant Notice shall terminate and any RSUs (whether or not vested) shall be forfeited without payment of any consideration therefor.
1009809082v4

(b)    In addition and without limiting the foregoing, this Agreement and the RSUs awarded hereunder shall be subject (including on a retroactive basis) to such clawback, forfeiture or similar requirements (i) as required by applicable law and/or the rules and regulations of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or (ii) provided in a policy adopted or otherwise maintained by the Company which applies to Participant, including, but not limited to, the Company’s Clawback Policy for Detrimental Conduct, as amended from time to time, and any clawback policy adopted to comply with Section 303A.14 of the New York Stock Exchange Listed Company Manual, and such requirements shall be deemed incorporated by reference into this Agreement.
ARTICLE III
OTHER PROVISIONS
3.1    Administration. The Administrator shall have the power to interpret the Plan, this Agreement and the Grant Notice and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation taken or made, or omitted to be taken or made, under or with respect to the Plan, this Agreement, the Grant Notice or the RSUs (unless constituting fraud or a willful criminal act or omission). The duties and obligations of the Company, the Administrator and each member of the Administrator shall be determined only with reference to the Plan and this Agreement, and no implied duties or obligations shall be read into the Plan, this Agreement or the Grant Notice on the part of the Company, the Administrator or any member of the Administrator.  Under no circumstances shall the Company, the Administrator or any member of the Administrator be obligated to prove good faith for any purpose, it being specifically understood and agreed that the Administrator and each member of the Administrator shall be presumed in all instances to have acted in good faith.  To overcome this presumption of good faith, Participant shall have the burden of proving, by clear and convincing evidence, that the Administrator or the member of the Administrator, as the case may be, intentionally acted in bad faith.
3.2     Adjustments upon Specified Events. The Administrator may accelerate payment of the RSUs in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Common Stock contemplated by Section 14.2 of the Plan, the Administrator shall make such adjustments the Administrator deems appropriate in the number of RSUs then outstanding and the number and kind of securities that may be issued in respect of the RSUs. Participant acknowledges that the RSUs are subject to amendment, modification and termination in certain events as provided in this Agreement and Article 14 of the Plan.
3.3    Grant is Not Transferable. During the lifetime of Participant, the RSUs and the rights and privileges conferred hereby will not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed in any way (whether by operation of law or otherwise), and will not be subject to sale under execution, attachment or similar process, unless and until the Shares underlying the RSUs have been issued. Upon any attempt to sell, transfer, assign, pledge, hypothecate or otherwise dispose of the RSUs, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, the RSUs and the rights and privileges conferred hereby immediately will become null and void. Unless and until the Shares underlying the RSUs have been issued, neither the RSUs nor any
1009809082v4

interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect. Notwithstanding anything herein to the contrary, this Section 3.3 shall not prevent transfers by will or applicable laws of descent and distribution; provided, however, that all such transfers shall be subject to the terms and conditions of the Plan, the Grant Notice and this Agreement.
3.4    Binding Agreement. Subject to the limitation on the transferability of the RSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
3.5    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal executive office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.5, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
3.6    Titles. Titles provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.7    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement and the Grant Notice, regardless of the law that might be applied under principles of conflicts of laws.
3.8    Counterparts. This Agreement may be executed by electronic signature and in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
3.9    Conformity to Securities Laws. Participant acknowledges that the Plan, this Agreement and the Grant Notice are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the Grant Notice shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
3.10    Amendments, Suspension and Termination. To the extent permitted by the Plan, the Administrator or the Board may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, this Agreement, the Grant Notice and/or the RSUs granted hereunder, prospectively or retroactively (including after Participant’s termination of employment or service with the Company); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of Participant with respect to the RSUs granted hereunder shall not to that extent be effective without
1009809082v4

Participant’s consent unless the Committee or the Board, as applicable, determines that such either is required or advisable in order for the Company, the Plan or the award of RSUs made hereunder to satisfy any applicable law or regulation. Nothing in this Agreement or the Grant Notice shall restrict in any way the adoption of any amendment, modification, suspension or termination to the Plan in accordance with the terms of the Plan.
3.11    Successors and Assigns. The Company may assign any of its rights under this Agreement and the Grant Notice to single or multiple assignees, and this Agreement and the Grant Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.3 hereof, this Agreement and the Grant Notice shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
3.12    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.13    Not a Contract of Employment. Nothing in the Plan, this Agreement or the Grant Notice shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company, any parent of the Company or any Subsidiary.
3.14    Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
3.15    Section 409A; Taxes. This Agreement is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). Notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the RSUs (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right, in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so, and without Participant’s consent), to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for the RSUs either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A. Further, subject to Section 14.10 of the Plan, if (i) Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, as determined by the Administrator, and (ii) the settlement of RSUs pursuant to this Agreement in connection with Participant’s employment or “separation from service” within the meaning of 409A would constitute “nonqualified deferred compensation” within the meaning of Section 409A, then, to the extent necessary to comply with, and avoid the imposition on Participant of any accelerated or additional tax, under Section 409A, such settlement shall be delayed until the date that is six (6) months after the date of the Participant’s “separation from service” or, if earlier, the date of Participant’s death. This Section 3.15 does not create an obligation on the part of the Company to modify the Plan or this Award Agreement and does not guarantee that the RSUs will not be subject to taxes,
1009809082v4

interest and penalties under Section 409A. For the avoidance of doubt, Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for his account in connection with this Agreement (including any taxes and penalties under Section 409A), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold Participant (or any beneficiary) harmless from any or all of such taxes or penalties.
3.16    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement and the Grant Notice create only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust or separate fund of any kind, or a fiduciary relationship between the Company, any parent of the Company, any Subsidiary or the Administrator, on the one hand, and Participant or other person or entity, on the other hand. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive Shares as a general unsecured creditor with respect to the RSUs, as and when payable hereunder.
1009809082v4